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                                                                  Exhibit 10.21




                              NEUBERGER BERMAN INC.

                            WEALTH ACCUMULATION PLAN

            (AMENDED AND RESTATED, EFFECTIVE AS OF SEPTEMBER 1, 2000)




                                    PREAMBLE




            This Neuberger Berman Inc. Wealth Accumulation Plan (the "Plan") is designed to provide a means through which Neuberger Berman Inc. and its subsidiaries, as applicable (the "Company"), may attract able persons to enter into and remain in the employ of the Company and to provide a means whereby employees of the Company can acquire and maintain ownership of the Company's common stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between Company stockholders and these employees.

            The Company will pay annual bonuses and monthly commissions to certain of its employees. Although the amount of such bonuses and commissions will not be determinable until the amounts are actually earned, the purpose of this Plan is to enable personnel who may be eligible to receive such bonuses and commissions in the future to elect to defer receipt thereof and use such amounts to purchase common stock of the Company on a discounted basis. The Plan is intended to be "broadly-based" within the meaning of Section 312.04(g) and (h) of the NYSE Listed Company Manual and therefore participation by officers of the Company may be limited,

1.   Definitions

     1.1. "BOARD" means the Board of Directors of the Company.


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     1.2. "BONUS" shall mean the annual discretionary bonus that may be earned by an Eligible Employee.

     1.3. "BONUS PARTICIPANT" shall mean an Eligible Bonus Employee who becomes a Participant.

     1.4. "BONUS PAYMENT DATE" for any Fiscal Year shall mean the date that a Bonus earned with respect to such Fiscal Year is due to be paid.

     1.5. "CAUSE" shall mean (i) a Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony or a misdemeanor involving fraud, false statements or misleading omissions, perjury, embezzlement, bribery, forgery or counterfeiting or other similar crime (or an equivalent charge in jurisdictions that do not use such designations), (ii) the willful failure by a Participant (other than due to physical or mental illness) to perform substantially his duties as an employee of the Company after reasonable notice to the Participant of such failure, (iii) a Participant's violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or its affiliates is a member, (iv) a Participant's violation of any Company policy concerning hedging or confidential or proprietary information, or material violation of any other Company policy as in effect from time to time, (v) a Participant's engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company, (vi) a Participant's engaging in any conduct that is injurious to the Company, or (vii) the breach by a Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company. The


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determination of whether any conduct, action or failure to act on the part of any Participant constitutes "Cause" shall be made by the Committee in its sole discretion.

     1.6. "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "INCUMBENT DIRECTORS") cease, for any reason other than due to death, to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director, (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), but excluding the Company, any subsidiary thereof or any employee benefit plan of the Company or any subsidiary thereof becomes the "beneficial owner" (as defined in Rule 13(d)3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (iii) the stockholders of the Company shall approve a definitive agreement (a) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (b) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; PROVIDED,

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in each case, that such transaction shall have been consummated, or (iv) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any subsidiary thereof, or an employee benefit plan of the Company or any subsidiary thereof, for 50% or more of the Common Stock of the Company. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

     1.7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     1.8. "COMMISSION" shall mean the compensation paid to an Eligible Employee based on commissions earned, including other direct pay.

     1.9. "COMMISSION ELECTION DATE" for any Commission Year, unless otherwise determined by the Committee, shall mean the last business day in November of the prior Commission Year; PROVIDED, HOWEVER, that; the first Commission Election Date shall be September 25, 2000 and shall apply to the Initial Commission Year; and FURTHER PROVIDED, HOWEVER, that with respect to any Eligible Commission Employee who first becomes employed on or following January 1 of any Commission Year (or October 1 of the Initial Commission Year), unless otherwise determined by the Committee, the Commission Election Date shall be the earlier of the date that is thirty days following the date that such individual first becomes employed or the date immediately prior to the last business day of the Commission Year, but only with respect to Commissions that have not yet been earned (provided that such individual may not make an election during any blackout period imposed by the Company with respect to the purchase of Common Stock).

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     1.10. "COMMISSION PARTICIPANT" means an Eligible Commission Employee who becomes a Participant.

     1.11. "COMMISSION PAYMENT DATE" for any Commission Quarter shall mean the date that Commissions earned during the last month of such Commission Quarter are due to be paid.

     1.12. "COMMISSION QUARTER" shall mean any one of the three calendar month periods commencing on January 1, April 1, July 1 and October 1 of any Commission Year.

     1.13. "COMMISSION YEAR" shall mean the twelve (12) month period commencing on each January 1 and ending on each December 31; PROVIDED, HOWEVER, that the initial Commission Year shall consist of fifteen months commencing on October 1, 2000 and ending on December 31, 2001.

     1.14. "COMMITTEE" shall mean the Executive Committee of the Board, or such other person or persons as may be appointed by the Executive Committee, which shall be the administrative committee for the Plan; PROVIDED, however, that the Neuberger Berman Profit Sharing Committee shall make hardship distribution decisions pursuant to Section 5.

     1.15. "COMMON STOCK" shall mean the Company's common stock, par value $0.01 per share.

     1.16. "COMPENSATION" means a Participant's annual salary, Bonus and Commission, as applicable.

     1.17. "DISABILITY" shall mean disability as defined in the Company's long-term disability policy.

     1.18. "ELIGIBLE BONUS EMPLOYEE" shall mean an Eligible Employee who is primarily compensated on a salary and Bonus basis.


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     1.19. "ELIGIBLE COMMISSION EMPLOYEE" shall mean an Eligible Employee who is primarily compensated on a Commission basis, whether or not such employee receives any draw.

     1.20. "ELIGIBLE EMPLOYEE" shall mean any individual employed by the Company for at least 20 hours per week and any individual employed by the Company for less than 20 hours per week whose Compensation exceeds $100,000 per year; PROVIDED, HOWEVER, that the participation of officers and directors of the Company shall be limited to the extent necessary for the Plan to qualify as a "broadly-based" plan for purposes of Section 312.04(g) and (h) of the NYSE Listed Company Manual.

     1.21. "FAIR MARKET VALUE" of the Common Stock for purposes of calculating the purchase price for any deferred Bonus or deferred Commission shall mean the average closing price of the Common Stock on the New York Stock Exchange over the ten (10) trading days immediately preceding the respective Bonus Payment Date or Commission Payment Date.

     1.22. "FINANCIAL HARDSHIP" shall mean a "Financial Hardship" as defined in the Neuberger Berman Profit Sharing and Pension Plans.

     1.23. "FISCAL YEAR" shall mean the fiscal year of the Company.

     1.24. "GOOD REASON" with respect to any Participant shall mean (i) a diminution in such Participant's salary or material diminution in such Participant's level of benefits, (ii) a material diminution in the Participant's responsibilities or authority or (iii) a requirement by the Company that the Participant relocate outside of a 50 mile radius of a Participant's place of employment immediately prior to a Change in Control.

     1.25. "INITIAL COMMISSION YEAR" shall mean the initial Commission Year consisting of the fifteen month period commencing on October 1, 2000 and ending on December 31, 2001.

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     1.26. "NEUBERGER BERMAN PROFIT SHARING COMMITTEE" shall mean the Neuberger
Berman Administration Committee under the Neuberger Berman Profit Sharing and Pension Plans.

     1.27. "PARTICIPANT" for any Fiscal Year shall mean each Eligible Employee who has elected to defer payment of a portion of such individual's Bonus or Commission to be used to purchase Restricted Stock pursuant to Section 3 herein.


     1.28. "PURCHASE DATE" shall mean the date that the Restricted Stock with respect to any deferred Bonus or Commission is purchased as set forth in Section
3.2 herein.

     1.29. "RESTRICTED STOCK" means the Common Stock subject to forfeiture and transfer restrictions until vested as set forth in Section 4 herein.

     1.30. "RETIREMENT DATE" for any Participant shall mean the date on or following the date that such Participant reaches age 55 with 15 "years of service" with the Company, as defined in the Neuberger Berman Profit Sharing and Pension Plans, unless otherwise determined by the Committee.

     1.31. "RULE 16B-3 COMMITTEE" shall mean a committee appointed by the Board, each member of which shall be a "non-employee director" within the meaning of Rule 16b-3 (promulgated under the Act).

     1.32. "TERMINATING EVENT" shall mean an event described in Section 7 hereof.

2.   VOLUNTARY DEFERRAL

     2.1. On or before September 25, 2000, an Eligible Bonus Employee may by written notice filed with the Committee elect to defer the receipt of up to 100% of such Eligible Employee's Bonus for such Fiscal Year (not to exceed the lesser of (i) 20% of such individual's Compensation for such Fiscal Year or (ii) $500,000) to be used to purchase Restricted Stock pursuant to Section 3 herein. Thereafter, unless otherwise determined by the Committee, during the period between February 2 through March 15 of each Fiscal Year that the Plan is in


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operation, an Eligible Bonus Employee may by written notice filed with the
Committee elect to defer the receipt of up to 100% of such Eligible Employee's Bonus for such Fiscal Year (not to exceed the lesser of (i) 20% of such individual's Compensation for such Fiscal Year or (ii) $500,000) to be used to purchase Restricted Stock pursuant to Section 3 herein; PROVIDED, HOWEVER, that, with respect to an individual who first becomes an Eligible Employee following March 15 (or such other date set by the Committee) in any Fiscal Year with respect to which such individual may earn a Bonus, unless otherwise determined by the Committee, the election date for such Fiscal Year shall be the earlier of the date which is thirty days after the date such individual becomes an Eligible Employee or the date immediately prior to the date that such Bonus is earned for such Fiscal Year. A new deferral election must be made for each year in which any portion of a Bonus is to be deferred.

     2.2. On or before the Commission Election Date for any Commission Year, an Eligible Commission Employee may by written notice filed with the Committee elect to defer the receipt of up to 20% (not to exceed $500,000 per year) of such Eligible Employee's Commission to be earned during such Commission Year to be used to purchase Restricted Stock pursuant to Section 3 herein. A new deferral election must be made for each year in which any portion of any Commission is to be deferred

     2.3. Each notice of election made pursuant to subsection 2.1 or 2.2 hereof with respect to Bonus or Commission for any Fiscal Year or Commission Year, respectively, shall be irrevocable and, with respect to the portion of such Bonus or Commission which a Participant elects to defer, the Participant shall have no right to distribution thereof otherwise than as set forth in Sections 5 and 7 herein on account of a Financial Hardship or a Terminating Event, respectively.


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     2.4. The Committee may at any time, in its sole discretion, for any Fiscal
Year or Commission Quarter, respectively, determine to disqualify any individual's eligibility to participate in the Plan and/or limit, in any manner,
(i) the degree of any individual's participation the in the Plan, (ii) the amount of Compensation eligible for deferral under the Plan or (iii) the number of shares of Restricted Stock which may be purchased under the Plan.

     2.5. Notwithstanding anything herein to the contrary, during the shorter of
(i) the three-year period commencing on the date the Plan is adopted by the Company, or (ii) the term of the Plan, at least a majority of the shares of Common Stock purchased under the Plan shall be purchased by employees who are not officers or directors of the Company. For this purpose, the term "officer" shall mean a person who is an officer of the Company for purposes of Section 312.04(h) of the NYSE Listed Company Manual. The Committee shall ensure that the participation requirements set forth in this Section 2.5 are complied with by limiting the amount of Common Stock purchased by officers and directors. To that end, the Committee shall have the authority to limit participation in the Plan by officers and directors, cut back on the number of shares purchased by all officers and directors or any one officer or director or take such other action to the extent that it deems appropriate, in its sole discretion, to comply with Sections 312.04(g) and (h) of the NYSE Listed Company Manual and any successor provisions or interpretations thereof.

     2.6. Upon (i) a Participant's termination of employment with the Company and all of its subsidiaries by the Company (or the respective subsidiary) for Cause or (ii) a participant's voluntary termination of employment with the Company and all of its subsidiaries (other than for Good Reason within 12 months following a Change in Control), any compensation with respect

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to which a deferral election has been made but which has not yet become payable or actually been deferred shall be forfeited to the Company.

3.   PURCHASE OF RESTRICTED STOCK

     3.1. Any portion of a Bonus or Commission that is voluntarily deferred pursuant to Section 2 herein, unless earlier forfeited or distributed on account of a Terminating Event or a Financial Hardship shall be used to purchase whole shares of Restricted Stock. Any amount of deferred Bonus remaining after the purchase of whole shares shall be returned to the Participant as soon as practicable following such purchase. Any amount of deferred Commission remaining after the purchase of whole shares of Restricted Stock shall be kept by the Company following Purchase Date for the first three Commission Quarters for any fiscal year (or first four Commission Quarters during the Initial Commission
Year) and applied to the purchase of Restricted Stock on subsequent Purchase Dates during such fiscal year (or the Initial Commission Year); provided, however, that any amount of deferred Commission remaining after the purchase of whole shares of Restricted Stock following the final Purchase Date for any fiscal year (or the Initial Commission Year) shall be returned to the Participant as soon as practicable following such purchase.

     3.2. As soon as practicable following the respective Bonus Payment Date or Commission Payment Date for a Participant (each a "Purchase Date"), the amount of such Bonus or Commission deferred pursuant to Section 2 herein for such Fiscal Year or Commission Quarter shall be used to purchase from the Company a number of shares of Restricted Stock. The number of shares of Restricted Stock purchased for any Participant shall be equal to the amount of Bonus or Commission deferred for such period divided by 75% of the respective Fair Market Value of one share of Common Stock on the respective Bonus Payment Date or Commission Payment Date, as applicable. Immediately prior to each Purchase Date, the

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Committee and the Rule 16b-3 Committee shall review and formally approve or disapprove of and limit the purchases of Restricted Stock with respect to each Participant who is also an officer or director of the Company. The purpose of such Committee approval is (i) to comply with Rule 16b-3(d)(1) of the Exchange Act, as amended and (ii) Section 312.04(g) and (h) of the NYSE Listed Company Manual. To the degree that any purchase on behalf of a Participant is not approved, the amounts deferred by such Participant not used to purchase Restricted Stock shall, at the discretion of the Committee, be returned to the Participant or held by the Company until the next respective Purchase Date to be used to purchase Restricted Stock, to the degree then approved by the Committee and the Rule 16b-3 Committee.

     3.3. On each Purchase Date, the Company shall cause the number of shares of Restricted Stock purchased for each Participant to be recorded on the Company's books until such time as the stock is forfeited or the restrictions thereupon lapse and the Participant disposes of the shares. The Company shall hold the shares of Restricted Stock until the transfer restrictions and forfeiture provisions lapse and the shares become fully vested. The Company shall notify each Participant as soon as practicable following each Purchase Date of the number of shares of Restricted Stock purchased with respect to each such Participant's deferred amounts.

4.   TERMS AND CONDITIONS OF RESTRICTED STOCK

     4.1. Shares of Restricted Stock shall not be transferable and shall be subject to the forfeiture provisions set forth below until such shares become vested. Unless earlier forfeited, as set forth below, each share of Restricted Stock shall vest and the transfer restrictions and forfeiture provisions shall lapse on the date that is the third anniversary of its respective Bonus Payment Date or Commission Payment Date. Notwithstanding the vesting provisions set forth above, the shares of Restricted Stock held for any Participant shall fully vest and the transfer restrictions and forfeiture provisions shall lapse upon
(i) the death of such Participant, (ii) the

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termination of employment of any such Participant on account of the Disability of such Participant (iii) a declaration by the Board of Directors of the Company that the Company has undergone a change in control (regardless of whether a Change in Control has actually occurred) or (iv) during the one year period following a Change in Control, either the termination of such Participant's employment by the Company without Cause or by the Participant for Good Reason. As soon as is practicable following the vesting of any of a Participant's shares of Restricted Stock, the Company shall cause the stock representing the vested shares of Restricted Stock to be deposited into a brokerage account maintained for such Participant.

     4.2. All unvested shares of Restricted Stock held by the Company for any Participant and any deferred Bonus or Commission amount held by the Company for such Participant pending purchase of Restricted Stock shall be immediately forfeited to the Company and the Participant shall have no further rights thereto upon (i) such Participant's voluntary resignation from employment with the Company (other than for Good Reason within 12 months following a Change in Control) or (ii) the termination of such Participant's employment with the Company by the Company for Cause.

          Upon the termination of a Participant's employment with the Company by the Company without Cause (other than within 12 months following a Change in Control), all unvested shares of Restricted Stock held by the Company for such Participant shall be immediately forfeited to the Company and the Participant shall have no further rights thereto and in lieu thereof the Company shall distribute to such Participant an amount in cash equal to the amounts actually deferred by the Participant with respect to such unvested shares of Restricted Stock. Upon such termination, any outstanding deferral election filed by the Participant with respect to any Compensation not yet payable or actually deferred shall be void and the treatment

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of any such Compensation shall be consistent with the Company's general policy on unpaid compensation upon an employee's termination of employment.

          Upon a Participant's termination of employment with the Company on account of Retirement prior to December 31, 2003, all unvested shares of Restricted Stock held by the Company for such Participant shall be immediately forfeited to the Company and the Participant shall have no further rights thereto and in lieu thereof the Company shall distribute to such Participant an amount in cash equal to the lesser of (i) the amount actually deferred with respect to such Restricted Stock or (ii) the Fair Market Value of such Restricted Stock as of the date of such termination. Upon such retirement, any outstanding deferral election filed by the Participant with respect to any Compensation not yet payable or actually deferred shall be void and the treatment of any such Compensation shall be consistent with the Company's general policy on unpaid compensation upon an employee's termination of employment.

          Upon a Participant's termination of employment with the Company on account of Retirement on or after December 31, 2003, and provided such Participant enters into such noncompetition, nonsolicitation and prohibition of harmful activities agreements as may then be required by the Company, all unvested shares of Restricted Stock held by such Participant may be retained by such Participant and such shares shall continue to vest as if such Participant had remained employed with the Company. Any deferred amount then held by the Company pending purchase of Restricted Stock will be distributed to such Participant as soon practicable following such retirement. If the Participant refuses or fails to enter into the required noncompetition, nonsolicitation and prohibition of harmful activities agreements, all unvested shares of Restricted Stock held by the Company for such Participant shall be immediately forfeited to the Company and the Participant shall have no further rights thereto and in lieu


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thereof the Company shall distribute to such Participant an amount in cash equal to the lesser of (i) the amount actually deferred with respect to such Restricted Stock or (ii) the Fair Market Value of such Restricted Stock as of the date of such termination. In either event, any outstanding deferral election filed by the Participant with respect to any Compensation not yet payable or actually deferred shall be void and the treatment of any such Compensation shall be consistent with the Company's general policy on unpaid compensation upon an employee's retirement.

     4.3. All shares of Restricted Stock or Common Stock held by the Company or in a Participant's brokerage account, as applicable, on behalf of a Participant shall be voted by such Participant. Dividends accruing on such shares shall be paid to such participant in the normal course as if such Participant held the shares.

5.   FINANCIAL HARDSHIP

     5.1. Notwithstanding anything herein to the contrary, a Participant may apply to the Neuberger Berman Profit Sharing Committee for a distribution with respect to such Participant's deferred Bonus or Commission amounts held by the Company pending the purchase of Restricted Stock, on account of a Financial Hardship. Within a reasonable time of such application, the Neuberger Berman Profit Sharing Committee shall make a determination as to the extent to which such Participant has satisfied the Financial Hardship criteria. Upon the approval of such Financial Hardship application by the Neuberger Berman Profit Sharing Committee, the Company shall distribute to such Participant within 5 business days following such approval only the amount necessary to satisfy such Financial Hardship; provided, however, that in no event may such amount exceed the balance of the deferred amounts held for such Participant. Distributions made on account of a Financial Hardship shall reduce the amounts credited to a Participant's deferral account. To the degree that the amount distributed from


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amounts held by the Company but not yet used to purchase Restricted Stock is not sufficient to satisfy the Financial Hardship, as determined in the sole discretion of the Neuberger Berman Profit Sharing Committee, the Company will distribute any amount already subject to a deferral election but not yet payable or actually deferred at the time that such amount would otherwise be paid but for the deferral election.

6.   ESTABLISHMENT OF ACCOUNTS

     6.1. The Company shall establish, for bookkeeping purposes only, a separate deferral account for each Participant. A Participant's deferred Bonus and or deferred Commissions shall each be credited to the appropriate deferral account on the applicable payment dates for such Bonuses and Commissions.

7.   TERMINATION

     7.1. Cash amounts credited to all Participant's deferral accounts established by the Company pending purchase of shares of Restricted Stock will be distributed to the respective Participants immediately upon the date of the occurrence of a Terminating Event, as described in subsection 7.2 hereof. Cash amounts credited to any particular Participant's deferral account established by the Company pending purchase of shares of Restricted Stock will be distributed to the respective Participant as soon as practicable after a Terminating Event, as described in Section 7.3 hereof.

     7.2. The following events shall constitute Terminating Events with respect to all deferral accounts:

               (a) the date of final determination by any court of competent jurisdiction or the U.S. Department of Labor that the Plan is subject to Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended; or

               (b) the dissolution or liquidation of the Company.


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     7.3. The following events shall constitute Terminating Events with respect to any particular deferral account maintained in the name of a Participant:

               (a) the termination of of a Participant's employment with the Company on account of death or Disability of the Participant;

               (b) the termination of of a Participant's employment with the Company on account of Retirement;

               (c) the termination of the Participant's employment by the Company without Cause;

               (d) during the one-year period immediately following a Change in Control, the termination of a Participant's employment by the Participant for Good Reason; or

               (e) presentation by any Participant to the Company of satisfactory evidence of a change in the applicable tax law or the interpretation thereof, or a final determination by the Internal Revenue Service or any other applicable taxing authority which, in the opinion of the Company, would cause such Participant to be currently subject to income tax or subject to income tax in any prior year with respect to his or her deferral account.

8.   NO TITLE TO DEFERRED AMOUNTS

     8.1. No Participant shall have any property interest whatsoever in any deferred Bonus or Commission. Nothing contained herein and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between any Participant and the Company. Any amounts which may be deferred as described herein shall continue for all purposes until the purchase of Restricted Stock to be a part of the general assets of the Company and subject to the claims of its general creditors, and no person other than the Company shall have, by virtue of the provisions of this Plan, any interest in such amounts.

9.   PROHIBITION OF TRANSFER AND ASSIGNMENT


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     9.1. The right of a Participant or any other person to the payment of any
Bonus or Commission deferred under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution, and any attempted assignment or transfer shall be null and void.

10.  AUTHORITY TO CONSTRUE PLAN

     10.1. Except as otherwise specifically designated to the Rule 16b-3 Committee or the Neuberger Berman Profit Sharing Committee, the Committee shall have full power and authority to interpret, construe and administer the Plan. With respect to those duties and powers specifically designated to the Rule 16b-3 Committee or the Neuberger Berman Profit Sharing Committee, each such Committee shall have full power to carry out such duties and powers and to interpret, construe and administer the provisions in the Plan related to the duties and powers so designated to each of them. Each of the Committee's, the Rule 16b-3 Committee's and the Neuberger Berman Profit Sharing Committee's interpretations and construction thereof, and actions taken thereunder, respectively, shall be binding and conclusive on all persons for all purposes. Neither the Company nor any officer or employee thereof shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to its or his own willful misconduct or lack of good faith.


11.  GENERAL PROVISIONS

     11.1. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and any Participant, his heirs, executors, administrators and legal representatives.

     11.2. This Plan is entered into with the intention that compensation deferred pursuant to its terms will not be treated as income to any Participant under the Internal Revenue Code of 1986, as amended, until and to the extent that such Participant actually receives payment of any


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deferred amounts or the Restricted Stock with respect thereto vests; PROVIDED,
HOWEVER, that nothing herein shall create any right on the part of a Participant to have any amount of Bonus or Commission deferred unless and until a deferral election pursuant to subsections 2.2 and 2.3 herein is approved by the Company.

     11.3. This Plan does not create an employment relationship between the Company and any Participant, and does not create in any Participant any right or obligation to continue to provide services to the Company for any length of time, and does not create in or on the part of any Participant or the Company any rights except those set forth herein.

     11.4. The Company may terminate or amend this Plan in whole or in part at any time by action of its Board of Directors.

     11.5. Illegality of any provision hereunder shall not affect enforceability of any other provision hereunder.


     11.6. This Plan shall be construed in accordance with and governed by the laws of the State of New York without reference to the conflict of laws provisions thereof.

     11.7. Any controversy, claim or dispute relating to the amount due any Participant hereunder, or the terms of the payment thereof, shall be finally resolved by arbitration in New York City in accordance with the rules of the American Arbitration Association then in effect relating to commercial arbitration.

            IN WITNESS WHEREOF, this Plan has been adopted as of the 18th day of July, 2000, and amended and restated, effective as of September 1, 2000.



                                    NEUBERGER BERMAN INC.



                                    By:
                                        ------------------------------
                                        Name:

                                        Title:




                                      -19-